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                                                                      Exhibit 23


               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48863) pertaining to the USA Networks, Inc. Retirement Savings Plan
- Commerce of our report dated June 29, 2001, with respect to the financial statements and schedules of the USA Networks, Inc. Retirement Savings Plan - Commerce included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young


Tampa, Florida
June 29, 2001